Conversion Solutions, Inc.
Funding Agreement Number: 252455770-08122006-LBH Extension

ANNEX B

This Annex will become effective as of the signing of the parties to the contract.

Net Deposit:	The Net Deposit is749 Million Euro
	Republic of Finland 6% Bonds
	Common Code:	008120510
	ISIN:	FI0001004558

Bank and Account:      HSBC Bank plc London

All payments by Conversion Solutions, Inc. to the Agreement Holder under the terms of this Agreement (including any payment of redemption amounts) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority or agency therein or thereof (each, a "Governmental Authority") (collectively, "United States taxes") unless the withholding or deduction of such United States taxes is required by law. If any such withholding or deduction is required, or if any such withholding or deduction is required under any Notes, Conversion Solutions, Inc. will pay, or cause to be paid, additional amounts ("Additional Amounts") to the Agreement Holder to compensate for any withholding or deduction for or on account of any present or future United States taxes of whatever nature imposed or levied by or on behalf of any Governmental Authority, so that the net amount received by (1) the Agreement Holder under Sections 6 or 7 of this Agreement, as applicable, or (2) the holder of any such Notes, after giving effect to such withholding or deduction, whether or not currently payable, will equal the amount that would have been received under this Agreement or any such Notes were no such deduction or withholding required, provided that Conversion Solutions, Inc. shall not be required to make any payment of any Additional Amount for or on account of (i) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for the Agreement Holder or beneficial owner (as determined for U.S. federal income tax purposes) of this Agreement or the holder or beneficial owner of any such Notes ("Noteholder") (a) having any present or former connection with the United States, including, without limitation, being or having been a citizen or resident thereof, or being or having been present therein, incorporated therein, engaged in a trade or business therein or having (or having had) a permanent establishment or principal office therein, or (b) being or having been a controlled foreign corporation, a personal holding company, a passive foreign investment company, a corporation that has accumulated earnings to avoid U.S. federal income tax or a private foundation or other tax-exempt organization, or (c) being or having been an actual or constructive "10% shareholder" of Conversion Solutions, Inc. as described in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or (d) being a bank for U.S. federal income tax purposes whose receipt of interest in respect of this Agreement is described in Section 881(c)(3)(A) of the Code, or (e) being subject to withholding as of the date of becoming either a beneficial owner (as determined for U.S. federal income tax purposes) of this Agreement or a Noteholder; (ii) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of this Agreement or any Notes or evidence of beneficial ownership of this Agreement (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later; except to the extent that the Agreement Holder, beneficial owner (as determined for U.S. federal income tax purposes) of this Agreement or a Noteholder would have been entitled to Additional Amounts had this Agreement or any Notes or evidence of beneficial ownership of this Agreement been presented on the last day of such 30 day period; (iii) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld solely by reason of the failure of the Agreement Holder, beneficial owner (as determined for U.S. federal income tax purposes) of this Agreement, or a Noteholder to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Agreement Holder, beneficial owner (as determined for U.S. federal income tax purposes) of this Agreement or a Noteholder, if compliance is required by statute, by regulation of the United States Treasury Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge; (iv) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment or similar governmental charge; (v) any tax, duty, levy, assessment or other governmental charge that is payable otherwise than by withholding from payments in respect of either this Agreement or any Note; (vi) any tax, duty, levy, assessment or other governmental charge that would not have been imposed or withheld but for the treatment of payments in respect of this Agreement as contingent interest described in Section 871(h)(4) of the Code; (vii) any tax, duty, levy, assessment or other governmental charge that would not have been imposed or withheld but for an election by the Agreement Holder, a beneficial owner (as determined for U.S. federal income tax purposes) of this Agreement or a Noteholder the effect of which is to make the payment in respect of this Agreement subject to U.S. federal income tax; (viii) any tax, duty, levy, assessment or other governmental charge resulting from a European Union Directive; or (ix) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii).

       If Conversion Solutions, Inc. is required, or based on an opinion of independent legal counsel selected by Conversion Solutions, Inc. a material probability exists that it will be required, to withhold or deduct for or on account of any United States taxes with respect to any payment under this Agreement as described in the immediately preceding paragraph, or with respect to any payment under any related contract between Conversion Solutions, Inc. and the Agreement Holder, pursuant to (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the Effective Date of this Agreement, then Conversion Solutions, Inc. may redeem this Agreement by giving not less than 30 and no more than 75 days prior written notice to the Agreement Holder and by paying to the Agreement Holder on the date specified in such notice the Fund balance.]

Survivor's Option:

Unless this Agreement has been declared due and payable prior to the Maturity Date of the related Notes by reason of any Event of Default, or has been previously redeemed or otherwise repaid, the Agreement Holder may request repayment of this Agreement upon the valid exercise of the Survivor's Option in the Notes by the Representative of the deceased Beneficial Owner of such Notes (a "Survivor's Option").]

Except as provided below, upon the tender to and acceptance by Conversion Solutions, Inc. of this Agreement (or portion thereof) securing the Notes as to which the Survivor's Option has been exercised, Conversion Solutions, Inc. shall repay to the Agreement Holder the amount of the Fund equal to (i) 100% of the principal amount of the Notes as to which the Survivor's Option has been validly exercised and accepted, plus accrued and unpaid interest on such amount to the date of repayment, or (ii) in the case of Discount Notes, the Issue Price of the Notes as to which the Survivor's Option has been validly exercised and accepted, plus accrued discount and any accrued and unpaid interest on such amount to the date of repayment. However, Conversion Solutions, Inc. shall not be obligated to repay:

O

more than the greater of $2,000,000 or 2% of the aggregate deposit for all funding agreement contracts securing all outstanding notes issued under the Conversion Solutions, Inc. Core Notes program as of the end of the most recent calendar year;

O

more than $250,000 in aggregate deposit of funding agreement contracts securing outstanding notes issued under the Conversion Solutions, Inc. Core Notes program as to which the Survivor's Option has been exercised on behalf of any single beneficial owner in any calendar year; or

O	more than 50% of the Deposit under this Agreement which secures the related Notes, as of the later of the end of the most recent calendar year.

Conversion Solutions, Inc. shall not make repayments pursuant to the Agreement Holder's request for repayment upon exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of this Agreement, the principal amount of this Agreement remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of this Agreement). A request for repayment by the Agreement Holder upon an otherwise valid election to exercise the Survivor's Option may not be withdrawn.

This Agreement (or portion thereof) accepted for repayment shall be repaid on the first Interest Payment Date for the related Notes that occurs 20 or more calendar days after the date of such acceptance.

In order to obtain repayment of this Agreement (or portion thereof) upon exercise of the Survivor's Option, the Agreement Holder must provide to Conversion Solutions, Inc. (i) a written request for repayment signed by the Agreement Holder, and (ii) any additional information Conversion Solutions, Inc. requires to evidence satisfaction of any conditions to the repayment of this Agreement (or portion thereof).]

The Trust

The Trust will be organized as a result of and for the purpose of this agreement; the trust name is 252455770-08122006-LBH Trust. The trust and the trustee shall following the Terms of this agreement. The names asset shall be added to the trust attached as Exhibit A.

Amendment to Terms

The Credit Facility will be issued by CSHD to Humanitarian & Scientific World Foundation, LTD; all bank trade arrangement will be implemented as arranged with CSHD and the Banking Facility.

IN WITNESS WHEREOF, the parties hereto have executed this agreement 20th day and August, 2006 first above written.

CONVERSION SOLUTIONS, INC.

By:     /s/ Rufus Paul Harris
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Name:     Rufus Paul Harris
Title:     Chairman and CEO

By:     /s/Craig M. Cason
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Name:     Craig M. Cason
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Title:     President
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